UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2020

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 21, 2020, the following proposals were submitted to stockholders at the 2020 Annual Meeting of Stockholders of the Company:

1.	A proposal to re-elect three Class I directors to serve for three years and until their successors are duly elected and qualified;

2.	A proposal to approve an advisory vote on the Company’s executive compensation; and

3.	A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Each of the director nominees was elected, the Company’s executive compensation was approved on an advisory basis, and the selection of Deloitte & Touche LLP was ratified. The number of votes cast for, withheld from, abstentions and broker non-votes with respect to each matter voted upon are set forth in the tables below:

Board of Director Election Results

Nominee	Votes for	Votes Against	Abstentions	Broker non-votes
William M. Cook	14,439,407	157,020	17,987	973,550

Philip C. Moore	14,268,899	327,463	18,052	973,550

Julie A. Schertell	14,441,830	156,556	16,028	973,550

Advisory Vote on Executive Compensation

Votes for	Votes against	Abstentions	Broker non-votes
13,674,232	904,172	36,010	973,550

Ratification of Independent Public Accounting Firm

Firm	Votes for	Votes against	Abstentions
Deloitte & Touche	15,486,661	80,534	20,769

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: May 22, 2020	/s/ Noah S. Benz
Noah S. Benz Senior Vice President, General Counsel and Secretary